SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM  8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  January 24, 2003

Hudson Hotels Corporation
(Exact Name of Registrant as Specified in Charter)

New York	33-26780-NY	16-1312167
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Bausch & Lomb Place, Rochester, New York	14604
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (585)-454-3400

(Former Name or Former Address, if Changed Since Last Report)

Item 3.    Bankruptcy or Receivership.

On January 24, 2003, Hudson Hotels Corporation (the “Company”) filed a voluntary petition for relief under Chapter 11 of the Bankruptcy Code in the U.S. Bankruptcy Court for the Western District of New York. Simultaneously, the Company’s subsidiary, Hudson Hotels Properties Corp., filed a companion petition for relief under Chapter 11 in the same Court. No trustee, receiver or fiscal agent has been appointed and the Company (and its subsidiary, Hudson Hotels Properties Corp.) remain as debtors-in-possession, subject to the supervision of the Bankruptcy Court. The Company has received an offer to purchase its assets from its mezzanine lender, and anticipates executing an asset purchase agreement within days. A press release, dated January 24, 2003, issued by the Company to announce this event is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

            (c) Exhibits.

            99.1             Press Release dated January 24, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hudson Hotels Corporation
(Registrant)

Date : February 10, 2003	/s/ Thomas W. Blank
Thomas W. Blank, President